Exhibit 23


              [Letterhead of James Stafford, Chartered Accountants]



                         CONSENT OF INDEPENDENT AUDITORS





Dear Sirs,

We consent to the incorporation by reference in this Form 10SB of Canadian Hemp Corp. (the "Company") of our report dated March 15, 2002, relating the balance sheets of the Company as of December 31, 2001 and the statements of operations and deficit, stockholders' equity, and cash flows for each of the three years then ended.


                                                                "James Stafford"

Vancouver, Canada                                          Chartered Accountants

May 27, 2002

                                   ----------
            The Randall Building, Suite 300, 555 West Georgia Street,
                         Vancouver, BC, Canada, V6B 1Z6
                  Telephone: (604) 669-0711 Fax: (604) 669-0754
                     Email: jamesstafford@jamesstafford.ca